Exhibit (g)(3)(vi)

AMENDMENT TO

CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

THIS AMENDMENT TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT (the “Amendment”) is made as of March 31, 2021 and effective as of April 30, 2021 by and between PACIFIC SELECT FUND, a Delaware statutory trust (the “Fund”) and STATE STREET BANK AND TRUST COMPANY (the “Custodian”).

WITNESSETH:

WHEREAS, the Fund and the Custodian are parties to that certain amended and restated Custody and Investment Accounting Agreement dated as of June 1, 2001, as amended, supplemented or modified from time to time (the “Agreement”); and

WHEREAS, the Fund and the Custodian desire to amend and supplement the Agreement upon the following terms and conditions; and

NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Fund and the Custodian hereby agree as follows:

1.	Schedule A shall be replaced in its entirety by the Schedule A attached hereto and incorporated herein by this reference.

2.	General Provisions. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

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Information Classification: Limited Access

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST COMPANY		PACIFIC SELECT FUND

By:	/s/ Michael A. Foutes	By:	/s/ Howard T. Hirakawa
Name:	Michael A. Foutes	Name:	Howard T. Hirakawa
Title:	Managing Director	Title:	Senior Vice President

Information Classification: Limited Access

SCHEDULE A

Custody and Investment Accounting Agreement

List of Portfolios

Effective as of April 30, 2021

(Between Pacific Select Fund and State Street Bank and Trust Company)

U.S. Fixed Income Portfolios

INFLATION MANAGED PORTFOLIO
MANAGED BOND PORTFOLIO
HIGH YIELD BOND PORTFOLIO
SHORT DURATION BOND PORTFOLIO
DIVERSIFIED BOND PORTFOLIO
FLOATING RATE INCOME PORTFOLIO
CORE INCOME PORTFOLIO
INTERMEDIATE BOND PORTFOLIO

U.S. Equity Portfolios

SMALL CAP EQUITY PORTFOLIO
MAIN STREET CORE PORTFOLIO
EQUITY INDEX PORTFOLIO
GROWTH PORTFOLIO
SMALL CAP GROWTH PORTFOLIO
SMALL CAP INDEX PORTFOLIO
MID CAP EQUITY PORTFOLIO
LARGE CAP VALUE PORTFOLIO
DIVIDEND GROWTH PORTFOLIO
FOCUSED GROWTH PORTFOLIO
VALUE PORTFOLIO (formerly named Comstock Portfolio)
LARGE CAP GROWTH PORTFOLIO
SMALL CAP VALUE PORTFOLIO
MID CAP GROWTH PORTFOLIO
MID CAP VALUE PORTFOLIO
VALUE ADVANTAGE PORTFOLIO
HEDGED EQUITY PORTFOLIO

Sector Portfolios

REAL ESTATE PORTFOLIO
HEALTH SCIENCES PORTFOLIO
TECHNOLOGY PORTFOLIO

Pacific Dynamix Underlying Portfolios

PD AGGREGATE BOND INDEX PORTFOLIO
PD HIGH YIELD BOND MARKET PORTFOLIO

Information Classification: Limited Access

Information Classification: Limited Access

PD LARGE CAP GROWTH INDEX PORTFOLIO
PD LARGE CAP VALUE INDEX PORTFOLIO
PD SMALL CAP GROWTH INDEX PORTFOLIO
PD SMALL CAP VALUE INDEX PORTFOLIO
PD INTERNATIONAL LARGE CAP INDEX PORTFOLIO (formerly named PD International Large Cap Portfolio)
PD EMERGING MARKETS INDEX PORTFOLIO (formerly named PD Emerging Markets Portfolio)
PD 1-3 YEAR CORPORATE BOND PORTFOLIO
PD MID-CAP INDEX PORTFOLIO

Non U.S. Fixed Income Portfolios

EMERGING MARKET DEBT PORTFOLIO

Non U.S. Equity Portfolios

INTERNATIONAL VALUE PORTFOLIO
EMERGING MARKETS PORTFOLIO
INTERNATIONAL LARGE-CAP PORTFOLIO
INTERNATIONAL SMALL CAP PORTFOLIO

Asset Allocation/Balanced Portfolios

ESG DIVERSIFIED PORTFOLIO
PD CONSERVATIVE GROWTH PORTFOLIO
PD MODERATE GROWTH PORTFOLIO
PD GROWTH PORTFOLIO
PORTFOLIO OPTIMIZATION CONSERVATIVE PORTFOLIO
PORTFOLIO OPTIMIZATION MODERATE CONSERVATIVE PORTFOLIO
PORTFOLIO OPTIMIZATION MODERATE PORTFOLIO
PORTFOLIO OPTIMIZATION GROWTH PORTFOLIO
PORTFOLIO OPTIMIZATION AGGRESSIVE GROWTH PORTFOLIO
DFA BALANCE ALLOCATION PORTFOLIO

Information Classification: Limited Access

Information Classification: Limited Access